30.1% Gross Margin and Lower Operating Expenses Enable Orion

to Generate Positive Adjusted EBITDA on Q1’26 Revenue of $19.6M;

Reiterates FY 2026 Outlook

Manitowoc, WI – August 6, 2025 – Orion Energy Systems, Inc. (NASDAQ: OESX) (Orion Lighting), a provider of energy-efficient LED lighting, electric vehicle (EV) charging stations and maintenance services solutions, today reported results for its fiscal 2026 first quarter (Q1’26) ended June 30, 2025, retaining its three segment reporting structure. Orion maintained its FY 2026 revenue growth outlook of 5% to approximately $84M, which should position it to approach or achieve positive FY 2026 adjusted EBITDA. Orion will hold an investor call today at 10:00 a.m. ET – details below.

Q1 Financial Summary				Prior Three Quarters
$ in millions except per share figures	Q1’26	Q1’25	Change	Q4'25	Q3’25	Q2'25
LED Lighting Revenue	$12.9	$12.8	+1%	$10.9	$13.2	$10.8
EV Charging Revenue	$2.7	$3.8	-30%	$5.8	$2.4	$4.7
Maintenance Revenue	$4.0	$3.3	+21%	$4.1	$3.9	$3.8
Total Revenue	$19.6	$19.9	-2%	$20.9	$19.6	$19.4
Gross Profit	$5.9	$4.3	+37%	$5.7	$5.8	$4.5
Gross Profit %	30.1%	21.6%	+850 bps	27.5%	29.4%	23.1%
Net Loss (1)(2)	$(1.2)	$(3.8)	+$2.6	$(2.9)	$(1.5)	$(3.6)
Net Loss per share (1)(2)	$(0.04)	$(0.12)	+$0.08	$(0.09)	$(0.05)	$(0.11)
Adjusted EBITDA (3)	$0.2	$(1.8)	+$2.0	$0.2	$0.0	$(1.4)
(1)
Voltrek earnout accruals were $0.3M in Q1’25, $0.6M in Q2’25, $0.5M in Q3’25 and $0.5M in Q4’25 and $0.0M in Q1’26.
(2)
Q1’25 and Q2’25 also included $0.4M and $0.3M, respectively, of maintenance division restructuring costs. Q1’26 had $0.6M of executive sign-on bonus and severance expenses.

(3) Adjusted EBITDA reconciliation provided below.

Highlights

•
Q1’26 revenue was $19.6M vs. $19.9M in Q1’25 as higher maintenance and LED lighting segment revenue partially offset lower EV charging revenue compared to the prior-year period. The prior-year period benefitted from the startup of $11M of projects in Eversource Energy’s “EV Make Ready” program and two other significant EV project deliveries.
•
Q1’26 gross profit percentage increased to 30.1%, from 21.6% in Q1’25, reflecting pricing, revenue mix changes and cost improvements across all three segments.
•
Orion achieved Q1’26 adjusted EBITDA of $0.2M, its third consecutive quarter of positive adjusted EBITDA, compared to an adjusted EBITDA loss of $(1.8M) in Q1’25. The Company paid down $1.75M on its revolving credit facility in Q1’26.

•
Orion reiterated its FY 2026 outlook for revenue growth of approximately 5% to $84M, the achievement of which should position it to approach or achieve positive adjusted EBITDA for the full fiscal year, with potential upside should business, economic, global trade, and government policy uncertainties stabilize.

CEO Commentary

Orion CEO Sally Washlow, commented, “Our Q1 performance benefitted from pricing and cost measures implemented or planned in FY 2025 that should continue to contribute to the bottom-line as we progress through FY 2026. Our Q1’26 gross profit percentage of 30.1% was the highest quarterly margin in six years. We achieved year-over-year growth in two of three segments, while as anticipated our EV charging segment faced a tough Q1’25 comparison, as well as a slowdown in project activity. A $3M public school EV charging project did start near the end of June and is expected to be completed during our second quarter.

“We are on track to achieve our FY 2026 revenue and adjusted EBITDA outlook, and we made meaningful progress in our goal to return the business to profitability, reducing our net loss to $1.2M in Q1’26 from $3.8M in Q1’25 and $6.6M in Q1’24. We also achieved our third consecutive quarter of positive adjusted EBITDA in Q1’26.

“We have had initial success in our LED lighting distribution business through the introduction of new value-based products, such as our TritonPro™ line of fixtures designed specifically for this channel. TritonPro provides a balance of high-quality design, components and energy efficiency that has proven more compelling to customers in this price competitive channel. We are building on this success with new products, enhancing our go-to-market strategies with an enhanced sales team to leverage their broad base of experience and relationships to strengthen our LED lighting distribution operations. Under new leadership we are confident LED lighting distribution can return to a path of growth.

“We were recently awarded up to $7.0M in electrical infrastructure and LED lighting projects by three automotive customers and have submitted bids on several other projects of reasonable size. The awards demonstrate both the strength of these customer relationships as well as their confidence in expanding the role we can play in their businesses.

“Orion has a very strong platform of quality, industry-leading solutions to meet our customers’ needs for LED lighting, energy savings, workplace safety, electrical project management, maintenance services and sustainability goals. I am excited about Orion’s potential to deliver both growth and improving bottom-line performance in FY’26 and in years to come. We have made significant reductions in overhead, meaningful progress in enhancing margins though pricing and cost actions, and we have been building a diversified pipeline of revenue opportunities that support our growth goals.”

Outlook

Orion’s FY’26 outlook anticipates revenue growth of five percent to approximately $84M which, based on the Company’s gross profit percentage and operating cost improvements, should position Orion to approach or achieve positive adjusted EBITDA for the full fiscal year. Orion believes there could be potential for upside to this outlook should business, economic, global trade, and government policy uncertainties stabilize.

Below are updates and additions to contracts, projects and initiatives expected to contribute to FY’26 and future periods’ results:

•
A Multi-year LED lighting retrofit contract for a building products distributor’s 400+ locations has begun with orders in- house approaching $2M to be completed over FY 26. The project is expected to generate revenue of $12M - $18M over several years.
•
New construction and LED retrofit lighting projects in multiple U.S. Government Agency facilities have expanded from $5M to $7M in total revenue to be completed in FY’26.
•
Up to $7M in electrical infrastructure and LED lighting projects for three long-time, top-tier automotive customers are expected in FY’26. The projects are part of the customers’ ongoing updating of their LED lighting, electrical infrastructure, and managed services for manufacturing and distribution facilities in North America.
•
A major retail customer increased the number of new store construction projects over the next 5 years. Orion now expects new store construction for these new stores’ revenue potential to range from $30M-$32M over the 5-year period.

•
The 400-site LED retrofit project with a national bank has commenced with revenue potential of $2-$3M over the next 3 to 4 years.
•
Orion’s EV charging backlog was approximately $8M at the close of Q1’26. With current uncertainty around the near-term scope, pace, and funding availability for EV charging projects, Orion’s revenue outlook anticipates flat to slightly lower EV charging station-related revenue in FY’26.

Financial Results

Orion reported Q1’26 revenue of $19.6M compared to $19.9M in Q1’25, based on the following segment performance:

•
LED lighting revenue increased approximately 1% to $12.9M compared to $12.8M in Q1’25, reflecting increased large project activity offset by lower sales activity in the electrical distribution business. Orion’s expanded project pipeline as well as efforts to drive growth in its distribution business are expected to contribute to higher FY’26 LED lighting revenue compared to FY’25.
•
Maintenance services revenue increased 21% to $4.0M in Q1’26 from $3.3M in Q1’25, reflecting the benefit of new customer contracts as well as the expansion of certain existing customer relationships.
•
EV charging solutions revenue was $2.7M compared to $3.8M in Q1’25, reflecting the variability in timing of larger projects. Given current uncertainty around the near-term scope, pace, and funding availability for EV charging projects, Orion currently expects segment revenues to be relatively flat to slightly lower in FY’26 vs. FY’25.

Orion’s Q1’26 gross profit percentage increased 850 basis points to 30.1% versus 21.6% in Q1’25 primarily due to pricing and cost improvements across all three segments. Q1’26 gross profit increased to $5.9M from $4.3M in Q1’25. Q1’25 gross profit included maintenance segment restructuring costs of $0.2M.

Total operating expenses declined to $6.9M in Q1’26 from $7.7M in Q1’25, reflecting ongoing efforts to reduce infrastructure and personnel expenses. Q1’26 included $0.6M of expenses related to executive sign-on bonus and severance expenses, while Q1’25 included $0.7M of earnout and restructuring costs.

Primarily reflecting stronger gross margin and lower operating expenses, Orion’s Q1’26 net loss improved to ($1.2M), or ($0.04) per share, versus a net loss of ($3.8M), or ($0.12) per share), in Q1’25. Orion’s adjusted EBITDA improved significantly to $0.2M in Q1’26 compared to ($1.8M) in Q1’25, reflecting the benefit of the company’s financial discipline.

Balance Sheet and Cash Flow

Orion used $0.5M of cash in operating activities in Q1’26 vs. $3.0M in Q1’25, principally due to significantly improved bottom line results in the current period. Orion also paid down $1.75M on its revolving credit facility in Q1’26, bringing outstanding borrowings to $5.25M.

Orion ended the quarter with current assets of $32.7M, including $3.6M of cash, $13.5M of accounts receivable, $3.5M of revenue earned but not billed, and $10.3M of inventories. Net of current liabilities, working capital was $6.1M at June 30, 2025 vs. $8.7M at March 31, 2025. Orion’s financial liquidity was $9.8M as compared to $13.0M at year-end FY’25.

Webcast and Call Details

Date / Time: Wednesday, August 6th at 10:00 a.m. ET

Live Call Registration: https://register-conf.media-server.com/register/BIde1c5e72da894c38a80eeddf8816080d

Live call participants must pre-register using the URL above to receive the dial-in information. Anyone can re-register if they lose the dial-in or PIN #.

Webcast & Replay: https://edge.media-server.com/mmc/p/3xdtb9oh

About Orion Energy Systems

Orion provides energy efficiency and clean tech solutions, including LED lighting and controls, electrical vehicle (EV) charging solutions, and maintenance services. Orion specializes in turnkey design-through-installation solutions for large national customers as well as projects through ESCO and distribution partners, with a commitment to helping customers achieve their business and environmental goals with healthy, safe, and sustainable solutions that reduce their carbon footprint and enhance business performance.

Orion is committed to operating responsibly throughout all areas of our organization. Learn more about our sustainability and governance priorities, goals and progress here, or visit our website at www.orionlighting.com.

Non-GAAP Measures

In addition to the GAAP results included in this presentation, Orion has also included the non-GAAP measures, EBITDA (earnings before interest, taxes, depreciation and amortization), and Adjusted EBITDA (EBITDA adjusted for stock-based compensation, acquisition related costs, deferred financing costs, restructuring and severance costs, asset impairment and, earnout expenses). The Company has provided these non-GAAP measures to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period, and allow better comparisons of operating performance to its competitors. Among other things, management uses these non-GAAP measures to evaluate the performance of the business and believes these measurements enable it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and Orion compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measures, and this reconciliation is located under the heading “Unaudited EBITDA Reconciliation” following the Unaudited Condensed Consolidated Statements of Cash Flows included in this press release.

Safe Harbor Statement

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe our future outlook, plans, expectations, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) our existing liquidity and capital resources may not be sufficient to allow us to fund or sustain our working capital requirements or pay our contractual or debt obligations; (ii) our payment of our remaining Voltrek acquisition earnout obligations may involve either payments in cash or our issuance of our common stock, which could materially affect our liquidity and/or result in significant dilution to our shareholders; (iii) the amount of our remaining Voltrek acquisition earnout is subject to resolution by an independent accounting firm, and such finally determined earnout amount may exceed our current accrued liability for such earnout amount and could materially affect our liquidity; (iv) we may need to raise additional equity capital or subordinated or convertible debt to provide us with additional liquidity and capital resources to help fund our operations, pay our senior debt obligations and pay our remaining Voltrek earnout obligations; (v) over the past several years, we have incurred substantial net losses and negative cash flow, and if these trends continue, our liquidity and financial condition will be further materially adversely affected; (vi) we are experiencing ongoing increasing pressures to reduce the selling price of our lighting products and incur the related negative impact on our gross margins, driven largely by the ongoing increase in competition from foreign competitors; (vii) if we are unable to comply with NASDAQ’s minimum bid price requirement, including by effecting a reverse stock split, prior to September 15, 2025, our common stock may be delisted from NASDAQ; (viii) a reverse stock split may result in decreased trading volume and liquidity for our shares; (ix) our ability to achieve our budgeted fiscal 2026 revenue expectations, and related public fiscal 2026 revenue guidance, will have a significant impact on our cash flow and stock price and ability to fund our operations and satisfy our debt obligations; (x) government tariffs and other actions have adversely affected, and may continue to adversely affect, our business, resulting in increased costs and reduced gross margins; (xi) the reduction or elimination of incentives from the United States government for investments in electric vehicle (“EV”) charging infrastructure may reduce demand for public EV charging products, in addition to reducing overall demand for EVs; (xii) we do not have major sources of recurring revenue, and we depend upon a limited number of customers in any given period to generate a substantial portion of our revenue. The reduction of revenue from our most significant customer over the past several fiscal years has had, and the potential future loss of other significant customers or a major customer would likely have, a materially adverse effect on our results of operations, financial condition and cash flows; (xiii) the reduction or elimination of investments in, or incentives to adopt, light emitting diode (“LED”) lighting or the elimination of, or changes in, policies, incentives or rebates in certain states or countries that encourage the use of LEDs over some traditional lighting technologies, including due to federal funding restrictions in the United States, could cause the demand for our lighting products to slow; (xiv) we are currently implementing a new ERP system, which will involve substantial cost and potential disruption to our normal operations, and our inability to successfully manage the implementation of our new ERP system could adversely affect our ability to operate our business and otherwise negatively affect our financial reporting and the effectiveness of our internal control over financial reporting; (xv) a substantial portion of our revenues is derived from major project-based retrofit work that is awarded through a competitive bid process. It is generally difficult to predict the timing of projects that will be awarded, which can impact our ability to achieve our expected financial results; (xvi) our continued emphasis on indirect distribution channels to sell our products and services to supplement our direct distribution channels has had limited success to date; (xvii) goodwill and other intangibles acquired through acquisitions could be impacted by our continued net losses and low levels of liquidity, thus resulting in a potential valuation impairment; (xviii) our products use components and raw materials that may be subject to price fluctuations, shortages or interruptions of supply, particularly resulting from tariffs and other trade restrictions; (xix) we increasingly rely on third-party manufacturers for the manufacture and development of our products and product components; (xx) we are subject to the risk of a cybersecurity breach; (xxi) macroeconomic pressures in the markets in which we operate may adversely affect our financial results; (xxii) adverse conditions in the global economy have negatively impacted, and could in the future negatively impact, our customers, suppliers and business; (xxiii) the success of our LED lighting retrofit solutions depends, in part, on our ability to claim market share away from our competitors; and (xxiv) the other risks described in our filings with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://investor.oriones.com in the Investor Relations section of our website.

Engage with Us

X: @OrionLighting and @OrionLightingIR

StockTwits: @OESX_IR

Investor Relations Contacts
Per Brodin, CFO	William Jones; David Collins
Orion Energy Systems, Inc.	Catalyst IR
pbrodin@oesx.com	(212) 924-9800 or OESX@catalyst-ir.com

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Three Months Ended June 30,
	2025	2024
Product revenue	$13,512	$12,767
Service revenue	6,063	7,139
Total revenue	19,575	19,906
Cost of product revenue	8,822	8,541
Cost of service revenue	4,852	7,066
Total cost of revenue	13,674	15,607
Gross profit	5,901	4,299
Operating expenses:
General and administrative	4,290	4,530
Sales and marketing	2,416	2,937
Research and development	208	264
Total operating expenses	6,914	7,731
Loss from operations	(1,013)	(3,432)
Other income (expense):
Interest expense	(169)	(262)
Amortization of debt issue costs	(51)	(58)
Royalty income	2	15
Total other expense	(218)	(305)
Loss before income tax	(1,231)	(3,737)
Income tax expense	13	21
Net loss	$(1,244)	$(3,758)
Basic net loss per share	$(0.04)	$(0.12)
Weighted-average common shares outstanding	33,315,237	32,610,604
Diluted net loss per share	$(0.04)	$(0.12)
Weighted-average common shares and share equivalents outstanding	33,315,237	32,610,604

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	June 30, 2025	March 31, 2025
Assets
Cash and cash equivalents	$3,564	$5,972
Accounts receivable, net	13,527	12,845
Revenue earned but not billed	3,477	3,350
Inventories, net	10,301	11,392
Prepaid expenses and other current assets	1,798	1,939
Total current assets	32,667	35,498
Property and equipment, net	7,833	8,026
Goodwill	1,484	1,484
Other intangible assets, net	3,139	3,379
Other long-term assets	3,894	4,076
Total assets	$49,017	$52,463
Liabilities and Shareholders’ Equity
Accounts payable	$12,587	$13,272
Accrued expenses and other	13,172	12,728
Deferred revenue, current	441	491
Current maturities of long-term debt	353	353
Total current liabilities	26,553	26,844
Revolving credit facility	5,250	7,000
Long-term debt, less current maturities	2,883	2,971
Deferred revenue, long-term	319	337
Other long-term liabilities	3,206	3,427
Total liabilities	38,211	40,579
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.01 par value: Shares authorized: 30,000,000 at June 30, 2025 and March 31, 2025; no shares issued and outstanding at June 30, 2025 and March 31, 2025	—	—
Common stock, no par value: Shares authorized: 200,000,000 at June 30, 2025 and March 31, 2025; shares issued: 43,039,975 at June 30, 2025 and 42,470,231 at March 31, 2025; shares outstanding: 33,553,632 at June 30, 2025 and 32,983,888 at March 31, 2025	—	—
Additional paid-in capital	163,191	163,025
Treasury stock, common shares: 9,486,093 at June 30, 2025 and 9,486,343 at March 31, 2025	(36,248)	(36,248)
Accumulated deficit	(116,137)	(114,893)
Total shareholders’ equity	10,806	11,884
Total liabilities and shareholders’ equity	$49,017	$52,463

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended June 30,
	2025	2024
Operating activities
Net loss	$(1,244)	$(3,758)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	244	348
Amortization of intangible assets	240	248
Stock-based compensation	166	294
Amortization of debt issue costs	51	58
Gain on sale of property and equipment	—	(6)
Provision for inventory reserves	26	33
Provision for credit losses	10	40
Other	(1)	196
Changes in operating assets and liabilities:
Accounts receivable	(692)	1,507
Revenue earned but not billed	(127)	(301)
Inventories	1,065	2,156
Prepaid expenses and other assets	271	(304)
Accounts payable	(682)	(3,929)
Accrued expenses and other	227	490
Deferred revenue, current and long-term	(69)	(34)
Net cash used in operating activities	(515)	(2,962)
Investing activities
Purchases of property and equipment	(55)	(24)
Net cash used in investing activities	(55)	(24)
Financing activities
Payment of long-term debt	(88)	(3)
Proceeds from long-term debt	—	3,525
Payments of revolving credit facility	(1,750)	—
Proceeds from employee equity exercises	—	1
Net cash (used in) provided by financing activities	(1,838)	3,523
Net (decrease) increase in cash and cash equivalents	(2,408)	537
Cash and cash equivalents at beginning of period	5,972	5,155
Cash and cash equivalents at end of period	$3,564	$5,692

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED EBITDA RECONCILIATION

(in thousands)

	Three Months Ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Net income (loss)	$(1,244)	$(2,912)	$(1,508)	$(3,625)	$(3,758)
Interest	169	220	254	283	262
Taxes	13	(1)	1	23	21
Depreciation	244	385	278	333	348
Amortization of intangible assets	240	315	259	247	248
Amortization of debt issue costs	51	51	49	48	58
EBITDA	(527)	(1,942)	(667)	(2,691)	(2,821)
Stock-based compensation	166	335	180	348	294
Acquisition related costs	—	—	—	—	—
Deferred cost write-off for ATM	—	385	—	—	—
Sign-on bonus	500
Restructuring costs	—	—	20	163	270
Severance	66	948	20	158	123
Impairment on assets	—	20	—	—	—
Earnout expenses	—	480	479	630	329
Adjusted EBITDA	205	226	32	(1,392)	(1,805)